 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2017

EnerJex Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36492	88-0422242
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 592-1670

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 22, 2017, EnerJex Resources, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), was notified by the NYSE American (the “Exchange”) that NYSE Regulation has accepted the Company’s plan to regain compliance with the Exchange’s continued listing standards of the NYSE American Company Guide (the “Company Guide”) by April 17, 2019, subject to periodic review by the Exchange for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by April 17, 2019, or if the Company does not make progress consistent with the plan during the plan period, the NYSE Regulation staff may initiate delisting proceedings as appropriate.

As previously reported in a Current Report on Form 8-K filed on October 20, 2017, the Company was previously notified by the Exchange that the Company was not in compliance with the stockholders’ equity continued listing standards as set forth in Sections 1003(a)(i) and (iii) of the Company Guide. In order to maintain its listing, the Company submitted a plan of compliance on November 20, 2017, addressing how it intends to regain compliance with Sections 1003(a)(i) of the Company Guide by April 19, 2017.

The plan submitted by the Company on November 20, 2017 and accepted by NYSE Regulation on December 22, 2017, was substantially based on the potential merger between the Company and AgEagle Aerial Systems, Inc., as announced in the Company’s Form 8-K, filed with the Commission on November 20, 2017.

The notice from the Exchange has no immediate impact on the listing of the Company’s common stock, which will continue to trade on the Exchange under the symbol “ENRJ,” subject to periodic review by the Exchange.

This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. These forward-looking statements may include financial projections, revenue and earnings guidance and other statements or assumptions regarding our expectations and beliefs. The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of performance and actual results may differ materially. Risks and uncertainties which may cause actual results to be different than expressed or implied in our forward-looking statements include, but are not limited to, the risk factors described under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. The Company expressly disclaims any current intention to update any forward-looking statement as a result of new information or future events or developments.

Item 7.01.	Regulation FD Disclosure

On December 27, 2017, the Company issued a press release entitled “EnerJex Resources, Inc. Receives Approval of Compliance Plan from NYSE American,” which is attached as Exhibit 99.1 and incorporated herein.

The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

See Item 3.01 for a discussion of certain information concerning Enerjex and the NYSEAmerican.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of EnerJex Resources, Inc. dated December 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2017	EnerJex Resources, Inc.

/s/ Louis G. Schott
	Name:	Louis G. Schott
	Title:	Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of EnerJex Resources, Inc. dated December 27, 2017.